UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2014

MVP REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

MVP REIT, INC., a Maryland corporation (“MVP”) announced the hiring of Steven Reed. Mr. Reed was elected by the Board as President of MVP commencing May 5, 2014.  Mr. Michael Shustek will continue to serve as the Chief Executive Officer of MVP.  In addition to his position at MVP, Mr. Reed will serve in the same executive capacities at MVP Realty Advisors, LLC, the advisor of MVP, and at MVP American Securities, a broker-dealer affiliated with MVP.

Mr. Reed entered into an employment agreement with MVP and the affiliates named above for a one (1) year term.  Mr. Reed’s salary is Four Hundred Thousand Dollars ($400,000) per annum.  The base salary is payable by MVP Realty Advisors, LLC. In addition, Mr. Reed’s employment agreement contains certain incentive and bonus provisions payable by MVP Realty Advisors and MVP American Securities.

Prior to joining MVP, Mr. Reed, age 55, served as Product Manager for ARC Realty Finance Trust from September 2013 to March 2014 where he was responsible for sales, marketing and operations.  Prior to joining ARC, from February 2010 to August 2013 Mr. Reed served as a Divisional Vice President of NorthStar Realty Securities where he was responsible for sales west of the Mississippi.    From 2003 to 2010 Mr. Reed served as Senior Regional Vice President for Dividend Capital Securities and from 1995 to 2003 he served as West Sales Director for Scudder Investments. Mr. Reed has a BS in Aeronautical Science from Embry-Riddle Aeronautical University from which he graduated in 1981 and an MS from the University of Southern California in System Management from which he graduated in 1983. In addition, Mr. Reed holds FINRA Series 7, 24, 53, 63, 65 licenses.

 MVP also announced the hiring of Roland Quast. Mr. Quast was elected by the Board as a Senior Executive Vice-President of MVP commencing May 5, 2014.  In addition, Mr. Quast will serve in the same capacities at MVP Realty Advisors, LLC and at MVP American Securities.  Mr. Quast entered into an employment agreement for a one (1) year term with MVP.  Mr. Quast’s primary duties include consulting on financial matters and working with broker dealers and registered investment advisors.

Prior to joining MVP, Mr. Quast, age 49, served as Vice President - National Accounts for the Dallas based broker-dealer Behringer Securities LP where he was brought in to help maintain and expand broker-dealer relationships to coincide with the launch of new alternative investment programs.  Prior to joining Behringer, Mr. Quast was Senior Vice President and Director of Strategic Accounts for the Denver-based broker-dealer division of NRF Capital Markets (NYSE: NRF). From 2009 to 2011, he was responsible for launching the retail sales program and developing the broker-dealer sales channel for NorthStar Realty Finance Corporation, a real estate finance company that focuses on originating and acquiring real estate debt, real estate securities and net lease properties.  From 2003to 2009 Mr. Quast was Vice President of National Accounts for Dividend Capital Securities with responsibility for retail securities sales and the management of national broker-dealer accounts.  Mr. Quast has a BBA in finance and a BA in economics from The University of Minnesota and FINRA Series 7, 24 and 63 licenses.

Item 9.01 Financial Statements and Exhibits.

10.1	Letter Agreement for Employment between Steve Reed and the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2014

MVP REIT, INC.

By: __/s/ Dustin Lewis_______________

       Dustin Lewis

       Chief Financial Officer